                                                                   EXHIBIT 10.74


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Agreement") is entered into by and among ADVANCED VIRAL RESEARCH CORP. (the "Company") and ROBERT NOWINSKI (the "Consultant"), as of April 22, 2003 (the "Effective Date").

         In consideration of the mutual covenants set forth and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and the Company agree as follows:

         1. CONSULTING ENGAGEMENT. The Company hereby engages Consultant as a consultant and advisor and Consultant agrees to accept such engagement upon the terms and conditions set forth herein. During the term of this agreement (the "Consulting Period"), unless sooner terminated pursuant to the terms herein. Nothing contained herein shall prevent Consultant from engaging in other endeavors not in conflict with the business of the Company or his duties and responsibilities under this Agreement or in violation of Section 6 of this Agreement.

         2. CONSULTING DUTIES. Consultant shall take direction from Eli Wilner, the Chairman of the Board of Directors ("Wilner"), or his designee. Consultant shall have the title "Senior Advisor to the Board of Directors." During the Consulting Period, Consultant shall render such service and promote the name and goodwill of the Company as Wilner may reasonably request so that the Company may have the benefit of Consultant's experience and knowledge, including, but not limited to the introduction to the Company of potential investors the Company. Consultant agrees that he will be available for advice and counsel to the officers and directors of the Company at all reasonable times by telephone, letter, or in person during the Consulting Period, provided, however Consultant shall not be required to perform services hereunder more than sixteen (16) hours per week.

         3. STATUS OF CONSULTANT. Consultant shall be an independent contractor and not an "associate" or "employee" of the Company. Accordingly, the Company shall not withhold amounts of applicable federal and state income, withholding and employment taxes from the fees to be paid Consultant hereunder unless otherwise required by law. Consultant shall be solely responsible for and shall pay all of such taxes.

         4. CONSULTING FEE; EXPENSES. In consideration of the services provided in Section 2, during the Consulting Period Consultant shall receive a consulting fee (the "Consulting Fee") of Fifteen Thousand Dollars ($15,000) payable on May 22, 2003, and Seven Thousand Five Hundred Dollars ($7,500) payable on the 8th and the 22nd day of every month thereafter during the Consulting Period. In addition, the Company shall pay to Consultant on the 8th day of each month during the Consulting Period the sum of $700 for expenses and shall provide to Consultant the use by Consultant at Consultant's home, of a computer to be selected by Consultant. Private car transportation to and from Consultant's home and the Company shall be provided for Consultant by the Company twice weekly and all other times the Company requests Consultant to be present at the Company. Consultant shall be reimbursed for all reasonable business and travel expenses incurred by Consultant for the benefit of the Company as approved in writing in advance by Wilner or his designee.

         5. BONUS. In addition to the compensation to be paid to Consultant pursuant to Section 4 hereof, during the Consulting Period, the Company shall:

         (a) pay to Consultant a (i) cash fee of 5% of the net proceeds received by the Company from investors who purchase securities of the Company from the Company for cash during the Consulting Period except those investors whose commitment to purchase such securities preceded the Consulting Period (a "Financing") and (ii) issue to Consultant warrants to purchase that number of shares of the Company's common stock which is equal to 5% of the shares issued in the Financing exercisable within a period of five (5) years from the closing of the Financing at a per share exercise price equal to the greater of (x) 100% of the closing bid price of the Company's Common Stock on the trading day prior to the date the Company receives the funding or (y) the exercise price of any convertible securities issued by the Company or its affiliates in the applicable transaction; and

         (b) pay to Consultant a cash fee of 5% of the initial net proceeds received by the Company during the Consulting Period resulting from the consummation of a license, joint venture or similar contractual arrangement.



                                EXHIBIT 10.74-1

         (c) the amounts payable to Consultant under Sections 5(a) and 5(b) shall be paid to the Consultant at the time funds are actually received by the Company and so long as such funds (i) are received by the Company during the Consulting Period; or (ii) are irrevocably committed to the Company during the Consulting Period and received by the Company within 90 days of the termination of the Consulting Period.

         6. TERM; TERMINATION.

         a. TERM. The term of this Agreement and consulting engagement shall be six (6) months (the "Term").

         b. TERMINATION. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated by the Company at any time for Cause or upon the death or Disability of Consultant, and the Company shall have no further obligation to the Consultant after the Determination Date. For purposes hereof, "Cause" means (i) the conviction of the Consultant of a felony under federal, state or local criminal law, or (ii) willful and gross misconduct by the Consultant that is materially detrimental to the Company or their subsidiaries, or (iii) a violation by the Consultant of Sections 7 or 8 hereof or actions by Consultant which the Company believes do not promote or are not in the best interests of the Company, each as determined in good faith by a written resolution adopted by the affirmative vote of at least majority of the Company's directors. For purposes hereof, "Disability" means Consultant has been totally incapacitated by bodily injury or physical or mental disease so as to be prevented from engaging in any comparable occupation or employment for remuneration or profit. For purposes hereof, the "Determination Date" shall mean either (i) the date of the Company's determination that Cause exists; (ii) the date of Consultant's death; or (iii) the date of the Company's determination of Consultant's Disability.

         7. NONCOMPETITION COVENANT. Consultant agrees that the Company has many substantial legitimate business interests that can be protected only by Consultant agreeing not to compete with the Company under certain circumstances and that the Company will suffer irreparable harm if Consultant does compete under such circumstances. These interests include, without limitation, the Company's contacts and relationships with its clients, the Company's reputation and goodwill in the industry, and the Company's rights in its secret or confidential information, knowledge or data relating to the Company and its business. Consultant therefore agrees that, during the Consulting Period and for a period of six (6) months following termination of this engagement, Consultant shall not directly or indirectly, own, manage, operate, join, advise, control or otherwise engage or participate in or be connected as an employee, partner, investor, stockholder, creditor, guarantor, advisor or consultant in, the BUSINESS OF THE COMPANY (THE "BUSINESS"), to any person or any entity; provided, however, Consultant may hold stock representing up to five percent of the equity of a company engaged in the Business. In the event that Consultant violates this paragraph, Consultant shall forfeit all of the unpaid portion of the Consulting Fee and shall be required to reimburse the Company for any portion of the Consulting Fee paid to Consultant prior to such breach.

         8. CONFIDENTIAL INFORMATION. Consultant shall hold in a fiduciary capacity for the benefit of the Company all technical and non-technical information presented to Consultant by the Company, whether orally or in writing, including without limitation, information, techniques, inventions, discoveries, ideas, specifications, "know-how", procedures, designs, diagrams, apparatus, equipment, algorithms, software programs, software source codes (the "Confidential Information") and all tangible documents, materials, products, prototypes, sketches, drawings, models, and/or other media containing the Confidential Information ("Material") developed and disclosed to Consultant by the Company or its independent contractors, agents, clients, attorneys, accountants, and other authorized representatives and which shall not be or become public knowledge. During the term of this Agreement and after termination of this Agreement, Consultant shall not, without the prior written consent of the Company, communicate or divulge any such Confidential Information or Materials to anyone other than the Company and those designated by it unless required by law. Consultant acknowledges that the Confidential Information and Materials are and shall remain the property of the Company. The confidentiality obligations hereunder shall not apply to Confidential Information which: (i) is, or later becomes, public knowledge other than by breach of the provisions of this Agreement; or (ii) is in the possession of Consultant with the full right to disclose prior to its receipt from the Company, as evidenced by written records; or (iii) is independently received by Consultant from a third party, with no restrictions on disclosure.

         Furthermore, Consultant agrees not to use, without the Company's written consent, the Confidential Information and Materials for any purpose other than to perform services for the Company. Consultant will deliver to the Company, at the termination of this Agreement, all Materials in Consultant's possession or under Consultant's control relating to the business, products, or projects of the Company. Consultant will not impart to any subsequent clients or use for Consultant's own benefit any information required to be held in confidence.

         9. SECURITIES LAWS. Consultant hereby acknowledges that he is aware that the United States securities laws restrict persons with material non-public information about a company from purchasing or selling securities of such



                                EXHIBIT 10.74-2
company or from communicating such information to a third party under circumstances in which it is reasonably foreseeable that such third party is likely to purchase or sell such securities. Consultant further agrees that none of the confidential information of the Company or any other information obtained by Consultant will be used by Consultant, or disclosed to others for use, in connection with purchasing, selling or trading in the Company's securities in any manner that is in violation of legal or regulatory restrictions applicable from time to time, and Consultant acknowledges a duty not to purchase, sell or trade in securities on the basis of any material "inside" information that is not publicly known.

         10. NON-EXCLUSIVITY AND SURVIVAL. The covenants and obligations of Consultant contained in Sections 7 and 8 are in addition to, and not in lieu of, any other covenants and obligations which Consultant may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and obligations, and their enforceability, will survive any termination of this Agreement by either party and any investigation made with respect to the breach thereof by the Company at any time.

         11. INDEMNIFICATION.

         a. Consultant shall indemnify, defend and hold harmless the Company from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by the Company resulting from or arising in connection with any intentional or willful misconduct by Consultant arising out of or related to Consultant's activities under this Agreement.

         b. The Company shall indemnify, defend and hold harmless Consultant from and against all claims, losses, costs, damages and expenses, including, without limitation, attorneys' fees and costs, incurred by Consultant resulting from or arising in connection with any intentional or willful misconduct by the Company or any misrepresentation or concealment of a material fact supplied in written materials provided by the Company to Consultant for use in performing Consultant's duties hereunder.

         c. This section shall survive termination of this Agreement regardless of the reason for such termination.

         12. DEBARMENT

         Consultant hereby certifies that Consultant has not been debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335a
(a) and (b). In the event that during the term of this Agreement Consultant (i) becomes debarred, or (ii) receives notice of an action or threat of an action with respect to Consultant's debarment, or (iii) becomes aware of an action taken by Consultant or involving Consultant which might lead to Consultant's debarment, Consultant agrees to immediately notify the Company. Consultant also agrees that in the event Consultant becomes debarred Consultant shall immediately cease all activities relating to this Agreement.

         In the event Consultant becomes debarred, this Agreement shall automatically terminate, without any further action or notice by either Party. In the event Company receives notice from Consultant or otherwise becomes aware that (i) a debarment action has been brought against Consultant, or (ii) Consultant has been threatened with a debarment action, or (iii) is, or has been, involved in any activity which may cause Consultant to be debarred, then Company shall have the right to terminate this Agreement immediately.

         13. MISCELLANEOUS.

         a. ASSIGNMENT. This Agreement is personal to Consultant and without the prior written consent of the Company shall not be assignable by Consultant.

         b. ARBITRATION; GOVERNING LAW. The parties shall resolve any disputes arising hereunder before a panel of one arbitrator selected to pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Westchester County, New York. Each party shall bear their own attorney's fees and costs of such arbitration. Disputes under this Agreement as well all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of New York.

         c. INJUNCTIVE RELIEF. Notwithstanding Section 11(b) above, in the event of a breach or threatened breach by Consultant of Sections 6 and 7 of this Agreement, in addition to any other form of relief that may be granted, the Company shall be entitled to an injunction from a court of appropriate jurisdiction, including a temporary restraining order, restraining Consultant from committing or continuing such breaches.



                                EXHIBIT 10.74-3

         d. ATTORNEYS' FEES. If the Company or Consultant acts to enforce all or a portion of this Agreement, whether or not resulting in litigation, the prevailing party shall be entitled to recover all reasonable costs, including, without limitation, attorneys' fees incurred in such action.

         e. ENFORCEABILITY. In the event that an arbitrator, court or other tribunal finds any provision of this Agreement to be overly broad, the parties agree that such arbitrator, court or tribunal has the authority to narrow such restrictions so as to render them reasonable and enforceable. Should any provision of this Agreement be found to be invalid or unreasonable in nature, the remainder of the Agreement, including any portion of a challenge provision found to be reasonable, shall remain fully enforceable.

         f. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to Consultant:            Robert Nowinski

                                         -------------------------

                                         -------------------------

                                         -------------------------

            If to the Company:           Advanced Viral Research Corp.
                                         Attn:  Alan Gallantar, Chief
                                                Financial Officer
                                         200 Corporate Boulevard South
                                         Yonkers, NY 10701
                                         Tel:   914-376-7383
                                         Fax:   914-376-7368

            With a copy to:              Berman Rennert Vogel & Mandler, P.A.
                                         Attn: Charles J. Rennert
                                         Bank of America Tower, Suite 3500
                                         100 SE 2nd Street
                                         Miami, Florida 33131
                                         Tel:   305-577-4171
                                         Fax:   305-347-6463


or such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

         g. MODIFICATION AND WAIVER. None of the terms or conditions of this Agreement may be waived except in writing by the party which is entitled to the benefits thereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Consultant and Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

         h. SEVERABILITY. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term of provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term of provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable law as it shall then exist.

         i. ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto with respect to the subject matter here of and supercedes all prior understanding whether oral or in writing and may not be modified except by writing signed by the parties hereto.



                                EXHIBIT 10.74-4
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         IN WITNESS WHEREOF, this Agreement has been executed and is effective as of the day and year first written above.

                                       ADVANCED VIRAL RESEARCH CORP.

                                       By:
                                       Name:  Eli Wilner
                                       Title: Chairman of the Board of Directors


                                       CONSULTANT

                                       /s/ Robert Nowinski
                                       -----------------------------------------
                                       Robert Nowinski



                                EXHIBIT 10.74-5